UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13795	93-0786033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR		97070-7777
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Shareholders was held pursuant to notice at 5:00 p.m. Pacific time on June 11, 2014 at our offices in Wilsonville, Oregon to consider and vote upon:

Proposal 1	Election of directors to serve for the ensuing year and until their successors are elected;

Proposal 2	Shareholder advisory vote to approve executive compensation;

Proposal 3	Shareholder proposal to amend the Company’s 1987 Restated Articles of Incorporation to provide for majority voting in uncontested elections of directors;

Proposal 4	Shareholder proposal to amend the Company’s 2010 Omnibus Incentive Plan to increase the number of shares reserved for issuance under the plan;

Proposal 5	Shareholder proposal to amend the Company’s 1989 Employee Stock Purchase Plan and Foreign Subsidiary Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the plans; and

Proposal 6	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

The results of the voting for election of directors were as follows:

Proposal 1 Election of Directors	For	Withheld	Broker Non-Votes

Keith L. Barnes	48,593,477	53,271,297	6,404,853

Sir Peter L. Bonfield	48,381,506	53,483,268	6,404,853

Gregory K. Hinckley	52,774,703	49,090,071	6,404,853

J. Daniel McCranie	52,870,429	48,994,345	6,404,853

Patrick B. McManus	52,872,381	48,992,393	6,404,853

Walden C. Rhines	52,161,024	49,703,750	6,404,853

David S. Schechter	76,239,195	25,625,579	6,404,853

Jeffrey M. Stafeil	82,449,442	19,405,928	6,414,257

The results of the voting on the other proposals were as follows:

	For	Against	Abstention	Broker Non-Votes

Proposal 2	81,720,045	19,722,255	413,068	6,414,259

Proposal 3	100,055,952	1,611,875	187,542	6,414,258

Proposal 4	94,793,450	6,879,872	182,046	6,414,259

Proposal 5	100,773,791	913,338	168,240	6,414,258

Proposal 6	106,023,613	2,048,200	197,814	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

Date: June 13, 2014	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

4